Exhibit 4.8

PORTIONS OF THIS AGREEMENT WERE OMITTED AND HAVE BEEN FILED SEPARATELY
WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT
OF 1934; [***] DENOTES OMISSIONS.

GOOGLE SEARCH AND ADVERTISING SERVICES AGREEMENT

This Google Search and Advertising Services Agreement (“GSA”) is entered into by Google Ireland Limited, whose principal place of business is at Gordon House, Barrow Street, Dublin 4 (“Google”) and Perion Network, Ltd whose registered office is at 4 Hanechoshet St., Tel Aviv, Israel ("Company") and is effective from 1 May 2013 (“GSA Effective Date”).

INTRODUCTION

(A)	Google and Company have agreed that Google will provide certain of its search and advertising related services to Company, as listed in one or more Order Forms.

(B)	Each Order Form will form a separate (and separately terminable) agreement between Company and Google on the terms contained in the Order Form and in this GSA.

AGREED TERMS

1.	Definitions

1.1	In this GSA and any Order Form(s):

“Ad” means an advertisement forming part of an Ad Set;

“Ad Revenues” means the AdSense Revenues and ADX Revenues;

“Ad Set” means a set of one or more advertisements provided through the applicable Advertising Services;

“Advertising Services” means the AdSense Services and/or the ADX Services (if ordered);

“AdSense Revenues” means, for any period during the Term, revenues that are recognised by Google in connection with Company’s use of the applicable AdSense Service and are attributed to Ads displayed to End Users in that period in accordance with the applicable Agreement;

“AdSense Services” means the AdSense services listed on the front pages of the applicable Order Form, as updated by Google from time to time;

“AdSense Site” means, for the AdSense Services, the web site(s) located at the URL(s) and the Company Mobile Applications listed on the front pages of the applicable Order Form in the AdSense Services section, together with any additional URL(s) and additional mobile applications approved by Google from time to time in accordance with clause 6.3(a) of this GSA;

“ADX” means the Google Doubleclick ADX/Admeld Service, including services and technologies made available to Company through the Admeld user interface (if any) or any successor service;

“ADX Guidelines” means the guidelines applicable to the ADX Services, which may be found at the following URL: https://www.google.com/doubleclick/adxseller/guidelines.html;

“ADX Revenues” means for any period during the Term and for each ADX transaction type, the sum of the ADX Transaction Prices in that period. ADX Revenues do not include Client-Managed Revenues;

“ADX Services” means the ADX services listed on the front pages of the applicable Order Form, as updated by Google from time to time;

“ADX Site” means the property(ies) submitted by Company in writing to Google or through the ADX user interface, together with additional property(ies) submitted to Google from time to time under clause 6.3(a) of this GSA;

“ADX Transaction Price” means, in an ADX transaction, the final price for the provision of the Ad;

“Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with, a party;

“AFC” means the provision of content and/or placement targeted hyperlinked advertisements via Google’s AdSense for Content Service under the applicable Agreement;

“AFS” means the provision of keyword targeted hyperlinked advertisements via Google’s AdSense for Search Service under the applicable Agreement;

“AFS for Mobile Applications Service” means the AFS service to be provided by Google in respect of the Company Mobile Application(s);

“Agreement” means an agreement between Company and Google on the terms contained in the applicable Order Form and this GSA;

“Approved Client Application” means, for each of the Services, any application, plug-in, helper, component or other executable code that runs on a user’s computer and is approved for the purpose of accessing those Services, as stated in the applicable Order Form or as otherwise agreed between the parties from time to time in writing;

“Confidential Information” means information that one party (or an Affiliate) discloses to the other party under this GSA or any Agreement, and which is marked as confidential or would normally under the circumstances be considered confidential information.  It does not include information that the recipient already knew, that becomes public through no fault of the recipient, that was independently developed by the recipient, or that was lawfully given to the recipient by a third party;

“Client ID” means an alphanumeric code as provided by Google to Company from time to time to be used to identify each Request;

“Client-Managed Accounts” means Company’s accounts with Client-Managed Buyers that are related to the ADX Service;

“Client-Managed Buyer” means a purchaser of advertising inventory on the Sites from whom Company is responsible for collection of payment and with whom Company has a separate contractual relationship, as indicated by Company through the ADX user interface (including, if applicable, Google acting as purchaser, for example, via an AdSense service);

“Client-Managed Revenues” means, for any period during the Term, the total amount payable to Company by Client-Managed Buyers for the sale of advertising inventory on the Sites, as calculated by Google from data retrieved from Client-Managed Accounts in that period;

“Company Content” means any content served to End Users that is not provided by Google;

“Company Mobile Application(s)” means the mobile application(s) listed on the front pages of the applicable Order Form in the Adsense for Search section, together with any additional mobile application(s) approved by Google from time to time in accordance with clause 6.3(a) of this GSA;

“Company Partner” means, in respect of the ADX Site(s): (i) the owner (if not Company) of those Sites (if Company is not the owner of the ADX Site(s)); (ii) the third party with which Company is co-branding the ADX Site(s); or (iii) the third party for which Company is providing the Site on a white label basis;

“Deduction Percentage” means for each of the Adsense Services, the deduction percentage set out for that Adsense Service in the Order Form;

“End Users” means individual human end users of a Site, Approved Client Application or Feed;

“Equivalent Ads” means any advertisements that are the same as or substantially similar in nature to the AFS Ads provided by Google under any Agreement.

“Feed” means any RSS, or variant, feed containing content from a Site as made available by the Company from time to time;

“Google Brand Features” means Google’s trade names, trademarks, logos and other distinctive brand features;

“Google Branding Guidelines” means the then-current brand treatment guidelines applicable to the AdSense Services and Search Services which may be found at the following URL: http://www.google.com/wssynd/02brand.html (or such other URL Google may provide from time to time);

“Google Program Guidelines” means the policy and implementation guidelines applicable to the AdSense Services and Search Services, including any client application guidelines (where applicable), as notified to Company by Google from time to time;

“Google Technical Protocols” means the Google technical protocols and other technical requirements and specifications applicable to the Services as notified to Company by Google from time to time;

“Intellectual Property Rights” means all copyright, moral rights, patent rights, trade marks, rights in or relating to databases, rights in or relating to confidential information and any other intellectual property rights (registered or unregistered) throughout the world;

“Mobile AFC” means the provision of content and/or placement targeted hyperlinked advertisements via Google’s AdSense for Mobile Content Service under the applicable Agreement;

“Net AdSense Revenues” means [***]

“Order Form” means a fully executed Google order form which incorporates this GSA;

“Request” means a request from Company or an End User to Google for a Search Results Set and/or an Ad Set (as applicable);

“Results” means Search Results Sets, Search Results, Ad Sets and/or Ads;

“Results Page” means any Site page, or page forming the content in a Feed, which contains any Results;

“Search Box” means a search box or other means approved by Google for the purpose of sending search queries to Google as part of a Request;

“Search Query” means a search query submitted directly on the Site or through any Approved Client Application by an End User by way of a Search Box;

“Search Result” means a search result forming part of a Search Results Set;

“Search Results Set” means a set of one or more search results provided through the applicable Search Services;

“Search Services” means the search services listed on the front pages of the applicable Order Form;

“Search Site” means, for the Search Services, the web site(s) located at the URL(s) listed on the front pages of the applicable Order Form in the Search Services section, together with any additional URL(s) approved by Google from time to time in accordance with clause 6.3(a) of this GSA;

“Services” means the Advertising Services and/or Search Services (as applicable);

“Site” means, the Search Site(s), the AdSense Site(s) and/or the ADX Site(s), as applicable;

“Term” means the term as stated in the applicable Order Form;

“Valid Request” means [***]

“Year” means, during the Term (as applicable): (a) a period of 12 months commencing on the Order Form Effective Date; or (b) any subsequent 12 month period thereafter, each commencing on the anniversary of the Order Form Effective Date; and

“Year One” means the first period of 12 months starting from the Order Form Effective Date.

1.2	The words "include" and "including" will not limit the generality of any words preceding them.

2.	Implementation Requirements

2.1	Launch of the AdSense Services and Search Services

(a)	The parties will each use their reasonable endeavours to launch the AdSense Services and Search Services into live use within [***] from the effective date of the applicable Order Form.

(b)
Company will not put its implementation of the AdSense Services and Search Services for a Site into live use (or any amended implementation pursuant to clause 6.2a or b) until Google has notified Company that the implementation for that Site is approved (this approval not to be unreasonably withheld or delayed).

2.2	Implementation

(a)	Implementation of Services on a Site, Approved Client Application or through a Feed is conditional on Company or, in the case of ADX Services, on Company or Company Partner:

(i)	being the technical and editorial decision maker in relation to each page, including Results Pages, on which the Services are implemented; and

(ii)	having control over the way in which the Services are implemented on each of those pages.

(b)	Company will ensure that the AdSense Services and Search Services are implemented and maintained in accordance with:

(i)	the applicable Google Technical Protocols;

(ii)	the applicable Google Branding Guidelines;

(iii)	the applicable Google Program Guidelines; and

(iv)
the mock ups and specifications for such AdSense Services and Search Services set out in the exhibits to the applicable Order Form, unless otherwise approved by Google or permitted in accordance with clause 6.2(a), (b) or (c).

If there is any conflict between: (a) the items listed in 2.2(b)(i), (ii) and (iii); and (b) the mock ups and specifications referred to in 2.2(b)(iv), then the items listed in 2.2(b)(i), (ii) and (iii) shall take precedence over 2.2(b)(iv), and Company shall make all changes requested by Google in respect of the implementation of the AdSense Services and Search Services to resolve such conflict.

(c)	Company will ensure that the ADX Services are implemented and maintained in accordance with:

(i)	the applicable Google Technical Protocols; and

(ii)	the ADX Guidelines.

(d)
Company shall ensure that the Company Mobile Application adheres to the Google Software Principles (available at http://www.google.com/about/company/software-principles.html or such other URL as may be provided from time to time).

2.3	Requests

(a)	Google will:

(i)	for each Valid Request received by it, where available provide a Search Results Set or an Ad Set (as applicable); and

(ii)
within [***] of the end of each month during the Term, make available to Company Search Services and/or Advertising Services revenue and usage reports (as applicable) in such form and manner as Google generally makes such reports available at that time.

(b)	Company will:

(i)	ensure that every Search Query generates a Request containing that Search Query;

(ii)	ensure that all Requests are sent to Google without editing, modifying or filtering the Requests or any Search Queries contained in the Requests individually or in the aggregate;

(iii)	display the Search Results Sets and/or Ad Sets (as applicable) on the applicable Site or as part of the applicable Feed; and

(iv)	ensure that the Services are not implemented on any property other than a Site.

(c)	In clauses 2.3 (d) and (e):

“Gambling Ad Enabled Countries” means the set of countries for which Google’s AdWords program will accept Gambling Ads.  As at insert date of amendment this set consists of [***] but this may be modified by Google at any time without notification in accordance with Google’s advertising policies; and

“Gambling Ads” means Ads which contain (and/or link to websites which contain) material which promotes or otherwise relates to gambling and gambling products and services, as defined by Google in its advertising policies.

(d)
Notwithstanding anything in any Agreement, if the end user IP address or other geographic location or geographic region codes sent by Company to Google in relation to any Request for AFS Ads indicates that the request comes from any of the Gambling Ad Enabled Countries, in response to that request Google may provide to Company (as part of AFS) Gambling Ads.  Company: (i) warrants that its AFS Sites are not targeted at individuals under 18 years old; (ii) agrees to comply with all applicable laws in its display of Gambling Ads on its Sites; and (iii) acknowledges that Google is under no obligation to provide Gambling Ads and may cease providing them at any time.

(e)	Company shall indemnify Google against any loss, liability, cost or expense suffered or incurred by Google and arising out of:

(i)
any claim by any third party (including any regulator or law enforcement agency): (i) that the AFS Site specified in the Agreement (or any page of or content on such Site) is targeted at individuals under 18 years old; (ii) that Gambling Ads were displayed on the Sites in violation of applicable laws; or (iii) arising from Company’s failure to display any Gambling Ads on the correct Site or page; and

(ii)
any error or inaccuracy in, modification to or encryption of the End User IP address or other geographic location or geographic region codes sent by Company to Google in relation to any request for an AFS Ad Set which results in a Gambling Ad(s) being displayed to End Users in a territory outside of the Gambling Ad Enabled Countries, and Company agrees that nothing in this GSA or any Agreement (including without limitation clause 13 of the GSA) shall exclude or limit Company’s liability under the indemnities set out above.

2.4	ADX Services

(a)	Any services and technologies made available to Company through the Admeld user interface are provided at Google’s sole discretion and are subject to cancellation with notice.

(b)	In each case solely for the purpose of providing ADX, Company authorises Google to access, manage, retrieve data from, and analyse data from:

(i)	Client-Managed Accounts (including by automated means); and

(ii)	Company’s ADX account,

and Company represents and warrants that it has all necessary rights and consents to authorise Google’s access as contemplated by this clause 2.4(b).

3.	Support Services

For each Agreement, Google will provide technical support services to Company during the applicable Term in accordance with Google’s technical support guidelines as notified to Company by Google from time to time.  Google will not provide any technical support services in relation to any features which are identified by Google as “Beta” or unsupported in Google’s technical documentation from time to time.

4.	Policy and Compliance Obligations

4.1	Company will not, and will not knowingly or negligently allow any third party to:

(a)	modify, obscure or prevent the display of all, or any part of, any Results;

(b)	edit, filter, truncate, append terms to or otherwise modify any Search Query;

(c)	implement any click tracking or other monitoring of Results;

(d)	display any Results in pop-ups, pop-unders, exit windows, expanding buttons, animation or other similar methods;

(e)	interfere with the display of or frame any Results Page or any page accessed by clicking on any Results;

(f)	display any content between any Results and any page accessed by clicking on those Results or place any content immediately before any Results Page containing any Search Results;

(g)
enter into any type of co-branding, white labeling or sub-syndication arrangement with any third party in connection with any Results or Ad revenue (including any arrangement under which a third party pays to or receives from Company any fees, revenue share or other amounts in return for the display of Results), except that Company may enter into an arrangement with a Company Partner in accordance with the relevant Agreement where the ADX Services are implemented on the ADX Site(s) of that Company Partner;

(h)
directly or indirectly: (i) offer incentives to End Users to generate impressions, Requests or clicks on Results; (ii) fraudulently generate impressions, Requests or clicks on Results; or (iii) modify impressions, Requests or clicks on Results;

(i)	“crawl”, “spider”, index or in any non-transitory manner store or cache information obtained from the Services (including any Results);

(j)
display on any Site, Approved Client Application or Feed, any content that violates or encourages conduct that would violate any applicable laws, any third party rights, the Google Program Guidelines or Google Technical Protocols applicable to the AdSense Services or Search Services, or the ADX Guidelines applicable to the ADX Services, as notified to Company by Google from time to time;

(k)	send Requests to Google which are not Valid Requests; or

(l)
provide End Users with access (directly or indirectly) to any Results or Services using any application, plug-in, helper, component or other executable code that runs on a user’s computer, other than an Approved Client Application.

4.2
Google may generate a reasonable number of Requests or make a reasonable number of uncompensated clicks on any Results at any time to check that that the Services continue to be implemented in accordance with the applicable Agreement and are functioning well.

5.	Compliance

5.1
Company will not knowingly or negligently allow any use of or access to the Services through any Site, Approved Client Application or Feed which is not in compliance with the terms of the applicable Agreement or not otherwise approved by Google. Company will use its reasonable endeavours to monitor for any such access or use and will, if any such access or use is detected, take all reasonable steps requested by Google to disable this access or use.  Notwithstanding clause 15.2, if Company is not in compliance with this GSA or any Agreement at any time, Google may, with written notice to Company, suspend provision of all (or any part of) the applicable Services until Company implements adequate corrective modifications as reasonably required and determined by Google. Google shall use reasonable endeavours to hold a meeting with Company (including by way of telephone and/or video conference) to explain the reason for any suspension of the Services (or any part of them) before such suspension is put into effect.

5.2
Company will procure that Company Partner uses, or accesses the ADX Services, including Results, in accordance with this GSA and any Agreement, as if Company’s obligations in this GSA and any Agreement were obligations on Company Partner.  Company will not provide Company Partner with access to the ADX user interface.  Company accepts full liability for the actions and/or inactions of the Company Partner as if such actions and/or inactions were Company’s own.

6.	Changes and Modifications

6.1	By Google

If Google modifies any Google Branding Guidelines, Google Program Guidelines, Google Technical Protocols or ADX Guidelines and the modification requires action by Company then, subject to clause 6.2(e), Company will complete the necessary action no later than [***] from receipt of notice from Google of the modification.

6.2	By Company

(a)	Unless approved in writing in advance by Google, Company will not make any changes in relation to:

(i)	the display or implementation of the Search Box, including changes to the format, size or placement of the Search Box;

(ii)
the display of Search Results Sets, Search Results, AFC Ad Sets or AFC Ads on a Results Page, including changes to their number, colour, font, size or placement or the extent to which they are clickable; or

(iii)	the use of any Google Brand Features or other attribution or similar wording.

(b)	If Company wishes to make changes in relation to the display of:

(i)
AFS Ad Sets or AFS Ads on a Results Page, including changes to their number, colour, font, size or placement or the extent to which they are clickable, Company will not make any changes unless approved in writing in advance by Google.  Google may only withhold its approval on grounds that the proposed change would be in breach of the applicable Agreement or the Google Branding Guidelines and Google may not withhold its approval on purely commercial grounds. Google shall at all times permit Company to display Equivalent Ads on a Results Page; or

(ii)
Equivalent Ads on a Results Page, including changes to their number, colour, font, size or placement or the extent to which they are clickable, Company will not make any changes unless approved in writing in advance by Google.  Google may not withhold its approval unless such proposed change would be in breach of the applicable Agreement or the Google Branding Guidelines and Google may not withhold its approval on purely commercial grounds.  If Google does not respond to any request for approval set out in this clause 6.2(b)(ii) [***] of receipt from Company, such approval shall be deemed given by Google.

Notwithstanding the foregoing, Company shall at all times comply with the requirements of clause 7.2(b).

(c)	Subject to clauses 6.2(a) and (b), Company may update the design and content of any Site, Approved Client Application or Feed in a manner consistent with its obligations under this Agreement.

(d)	Company will provide Google with at least [***] advance notice of any change in code or serving technology that could reasonably be expected to affect use of the Services.

(e)
If a fault in Company’s implementation of the Services (or any of them) could cause or is causing an interruption or degradation of the Services (or any of them), Company will make the required fixes or changes as soon as reasonably possible.

6.3	Site List Changes

(a)
Company may notify Google from time to time that it wishes to add additional URLs and mobile applications to those comprising the AdSense Site(s) or Search Site(s), such notification to be sent to Google at least [***] (or such shorter period as Google may agree) before Company wishes the addition to take effect. Google may approve or disapprove the request at its reasonable discretion, this approval or disapproval to be in writing.

(b)
Company may notify Google from time to time that it wishes to add or remove property(ies) to those comprising the ADX Site(s) by either sending notice to Google or adding or removing the property(ies) through the ADX user interface.

(c)	If there is any change in control of any Site or Feed (such that the conditions set out in clause 2.2 (a) are not met):

(i)	Company will notify Google at least [***] in advance of the change;

(ii)
unless the entire applicable Agreement is assigned to a third party in accordance with clause 16.3, from the date of such change that Site or Feed will be treated as removed from the applicable Order Form and Company will ensure that from that date the Services are no longer implemented on that Site or through the applicable Feed(s).

7.	Similar Services

WebSearch Services, AdSense for Content and Mobile AFC

7.1	[***]

(a)	[***]

(b)	[***]

AdSense for Search

7.2	The parties agree that:

(a)	[***] and

(b)	[***]

General

7.3	[***]

8.	Intellectual Property Rights

Except to the extent expressly stated otherwise in this GSA or any Agreement, neither party will acquire any right, title, or interest in any Intellectual Property Rights belonging to the other party, or the other party’s licensors.

9.	Trade mark licence

9.1
Google grants to Company a non-exclusive and non-sublicensable licence during the Term to use the Google Brand Features solely to fulfil Company’s obligations under the applicable Agreement in accordance with its terms and subject to compliance with the Google Branding Guidelines in respect of the AdSense Services and/or Search Services.

9.2	All goodwill arising from the use by Company of the Google Brand Features will belong to Google.

9.3	Google may revoke the licence granted under clause 9.1 above at any time on reasonable written notice.

10.	Payment

10.1	Company Payments

(a)	[***]

(b)	[***]

(c)	[***]

10.2	Google Payments

(a)	[***]

(b)	[***]

(c)	[***]

10.3	All Payments

(a)	[***]

(b)
In respect of the Search Services and the AdSense Services, all payments due to Google or to Company will be in the currency specified in the applicable Order Form and made by electronic transfer to the account notified to the paying party by the other party for that purpose.  In respect of the ADX Services, all payments to Company will be in the form of payment and currency selected by Company from the options provided by Google.  In all cases, the party receiving payment will be responsible for any bank charges assessed by the recipient's bank.

(c)
Google will, unless it has notified Company otherwise, set off the fees payable by Company for Search Services and ADX Services under an Agreement against Google’s payment obligations to Company under that Agreement.

(d)
If Google recognises any ad revenues in error or otherwise overpays Company for any reason, Google will, unless it has notified Company otherwise, set off the overpaid amounts against Google’s payment obligations to Company under the Agreement to which the overpaid amounts related or require Company to pay to Google within [***] of an invoice, any such overpaid amounts.

(e)
Google or Company (as applicable) may charge interest at the rate of 2% per annum above the base rate of Barclays Bank PLC from time to time, from the due date until the date of actual payment, whether before or after judgment: (i) in the case of Google, on any fee for Search Services which is overdue; and (ii) in the case of Company, on any payments to be made by Google to Company in relation to Advertising Services which are overdue, unless such payments have been set off.

11.	Warranties

11.1	Each party warrants to the other that it will use reasonable care and skill in complying with its obligations under this GSA and any Agreement(s).

11.2
No conditions, warranties or other terms apply to any Services or to any other goods or services supplied by Google under this GSA or any Agreement unless expressly set out in this GSA or the applicable Agreement. Subject to clause 13.1(b), no implied conditions, warranties or other terms apply (including any implied terms as to satisfactory quality, fitness for purpose or conformance with description).

12.	Indemnities

12.1	If either:

(a)
Company receives a claim from a third party that either Google’s or any Google Affiliate’s technology used to provide the Services or, where Company has ordered the Search Services and/or AdSense Services, any Google Brand Feature infringe(s) any Intellectual Property Rights of that third party; or

(b)
Google receives a claim: (i) from a third party that the Company Content, Site and/or Approved Client Application (if any) infringe(s) any Intellectual Property Rights of that third party; (ii) from a third party relating to any use of, or access to, the ADX Services by any Company Partner; or (iii) from any Company Partner relating to the implementation or display of Ads on the Company Partner’s Site(s),

(in each case, an “IP Claim”) then the party which received such IP Claim (the “Recipient”) will:

(i)	promptly notify the other party;

(ii)	provide the other party with reasonable information, assistance and cooperation in responding to and, where applicable, defending such IP Claim; and

(iii)	give the other party full control and sole authority over the defence and settlement of such IP Claim. The Recipient may appoint its own supervising counsel of its choice at its own expense.

12.2
Provided the Recipient complies with clause 12.1(i) to (iii) and subject (if applicable) to clause 12.3, the party notified in accordance with clause 12.1(i) (the “Indemnifying Party”) will accept full control and sole authority over the defence and settlement of such IP Claim and will indemnify the Recipient against all damages and costs awarded for such IP Claim, settlement costs approved in writing by the Indemnifying Party in relation to such IP Claim, reasonable legal fees necessarily incurred by the Recipient in relation to such IP Claim and reasonable costs necessarily incurred by the Recipient in complying with clause 12.1(i) to (iii).

12.3	Google will not have any obligations or liability under this clause 12 in relation to any IP Claim arising from any:

(a)	use of the Services or Google Brand Features in a modified form or in combination with materials not furnished by Google;

(b)	[***]

(c)	[***]

(d)	acts or omissions by Company Partner.

12.4
Company will not have any obligations or liability under this clause 12 in relation to any IP Claim arising from content, information or data provided to Company by Google save where Company’s use of such content, information or data is in breach of the terms and conditions of this GSA or any Agreement.

12.5
Google may (at its sole discretion) suspend Company’s use of any Services or Google Brand Features which are alleged, or believed by Google, to infringe any third party’s Intellectual Property Rights, or to modify such Services or Google Brand Features to make them non-infringing. If any suspension of Services under this clause continues for more than 30 days, Company may, at any time until use of the applicable Services is reinstated, terminate the applicable Agreement immediately upon written notice.

12.6	This clause 12 states the parties’ entire liability and exclusive remedy with respect to infringement of a third party’s Intellectual Property Rights.

13.	Limitation of Liability

13.1	[***]

(a)	[***]

(b)	[***]

(c)	[***]

13.2	[***]

13.3	[***]

13.4	[***]

(a)	[***]

(i)	[***]

(ii)	[***]

(iii)	[***]

(b)	[***]

[***]

[***]

[***]

[***]

[***]

14.	Confidentiality

14.1
The recipient will not disclose the Confidential Information, except to Affiliates, employees, agents or professional advisors who need to know it and who have agreed in writing (or in the case of professional advisors are otherwise bound) to keep it confidential.  The recipient will ensure that those people and entities use the received Confidential Information only to exercise rights and fulfil obligations under this GSA or any Agreement, while using reasonable care to keep it confidential.  The recipient may also disclose Confidential Information when required by law after giving reasonable notice to the discloser, such notice to be sufficient to give the discloser the opportunity to seek confidential treatment, a protective order or similar remedies or relief prior to disclosure.

14.2
Notwithstanding clause 14.1 above, and except, in respect of ADX Services, as specified by Company’s anonymity preferences selected in the ADX user interface, Google may: (i) share Site-specific statistics, the Site URL(s), and related information collected by Google through its provision of the Advertising Services to Company with advertisers or potential advertisers; (ii) share know how gained by Google through its provision of the Services to Company (including sharing information illustrating this know how presented in an anonymised or aggregated form) with third parties.  In either case, this sharing of information will not include any sharing of personally identifiable information.

14.3
Notwithstanding clause 14.1 above, Company may disclose to Company Partner, or to any other third party, the ADX reports provided by Google to Company.  Company shall not disclose to any Company Partners, or any other third party, the Percentage of ADX Revenues payable to Company, or any information that could allow such Company Partners or third party to calculate the Percentage of ADX Revenues payable to Company.

14.4	Company will ensure that at all times during the applicable Term, Company and, in the case of ADX Services, Company and Company Partner:

(a)	has a clearly labelled and easily accessible privacy policy in place relating to the applicable Site(s); and

(b)
provides End Users with clear and comprehensive information about cookies and other information stored or accessed on an End User’s device, including information about End Users’ options for cookie management.

14.5
Company will take reasonable steps to ensure that an End User gives consent to the storing and accessing of cookies and other information on the End User's device where such activity occurs in connection with the Services and obtaining such consent is required by law.

14.6
Google hereby acknowledges that Company is a publicly traded company, and as such is obliged to comply with certain disclosure rules, including the obligation to disclose the existence of this Agreement and its material terms and conditions to the U.S Securities and Exchange Commission (the “Authority”). Company shall work with Google to agree which terms of this Agreement should be treated as confidential (“Confidential Terms”) and Company shall use best endeavors to ensure that such Confidential Terms are granted confidential treatment by the Authority. Providing that Company has used best endeavours to ensure that the Confidential Terms are granted confidential treatment by the Authority, Company shall not be held liable under this Agreement in the event that Confidential Terms are eventually required by the Authority to be publicly disclosed.

14.7
Where Company has ordered Mobile AFC, Google shall have the right to use, publish and display Company’s logo, name and Mobile AFC Site(s) content/screenshots in Google’s sales and marketing materials and on any of Google’s websites (including www.admob.com).  Otherwise, subject to clause 14.6, neither party will issue any press release regarding this GSA or any Agreement without the other’s prior written approval.

14.8
If Company wishes to collect or disclose location-based information through the Company Mobile Application, Company will obtain all legally required and valid consents from End Users and provide all legally required disclosures in Company’s privacy policy in accordance with applicable law.

15.	Term and Termination

15.1
This GSA will commence on the GSA Effective Date and remain in force until it terminates or expires in accordance with its terms.  Each Agreement shall (unless earlier terminated in accordance with its terms) remain in force for the Term, at the end of which it shall expire automatically.

15.2
Without prejudice to clause 5.1, a party may suspend performance under any Agreement (in whole or in respect of a page of a Site, a Site or Sites) and/or terminate any Agreement (in whole) or remove a page of a Site, a Site or Sites from any Agreement with immediate effect, if the other party:

(a)	is in material breach of the Agreement where the breach is incapable of remedy;

(b)	is in material breach of the Agreement where the breach is capable of remedy and fails to remedy that breach within 30 days after receiving written notice of such breach; or

(c)	is in material breach of the Agreement more than twice even if the previous breaches were remedied,

provided (in each case) that any such suspension or removal of a page(s) or Site(s) may only take effect in relation to the page(s) or Site(s) on (or in respect of which) the relevant breach has occurred.

15.3	A party may suspend performance and/or terminate this GSA (and all Agreements) with immediate effect, if:

(a)
the other party enters into an arrangement or composition with or for the benefit of its creditors, goes into administration, receivership or administrative receivership, is declared bankrupt or insolvent or is dissolved or otherwise ceases to carry on business; or

(b)	any analogous event happens to the other party in any jurisdiction in which it is incorporated or resident or in which it carries on business or has assets.

15.4	[***]

15.5
Google has the right (in its sole discretion) with [***] notice to Company to remove or require Company to remove the AFC Services from any Site (or part of a Site) on which the AFC RPM falls below [***] for the previous calendar month. For the purposes of this clause 15.5, “AFC RPM” means AFC AdSense Revenues per one thousand AFC Requests.

15.6
Google may terminate any Agreement on at least [***] written notice to Company if at any time the average total amount of Ad Revenues (in respect of all Advertising Services provided under the relevant Order Form) calculated across any three consecutive months is less than or equal to [***] per calendar month.

15.7	Google may terminate any Agreement immediately by providing written notice to Company if pornographic content that is illegal under United States laws is displayed on any Site.

15.8
The parties acknowledge that following any removal of the AFC Services from any Site or termination of an Agreement pursuant to clause 15.5 or 15.6, Company may continue to receive the applicable Google advertising services in relation to the relevant Site (or part of a Site) by entering into an online agreement with Google in respect of such services and Site.

15.9	Upon the expiration or termination of this GSA for any reason:

(a)	all rights and licences granted by each party will cease immediately; and

(b)
if requested, each party will use its reasonable endeavours to promptly return to the other party, or destroy and certify the destruction of, all Confidential Information disclosed to it by the other party.

15.10
The termination or expiration of an individual Agreement will not have the effect of terminating any other Agreement or this GSA unless expressly agreed to by the parties in writing.  If an Agreement (but not this GSA) terminates or expires, all rights and licences granted by Google to Company under that Agreement will cease immediately.  Termination or expiration of all Agreements will result in the expiration of this GSA on the same date on which the last Agreement terminates or expires.

16.	General

16.1
All notices of termination or breach must be in writing and addressed to the other party’s Legal Department. The email address for notices being sent to Google’s Legal Department is legal-notices@google.com. Notice will be treated as given on receipt, as verified by written or automated receipt or by electronic log (as applicable). All other notices must be in English, in writing and addressed to the other party’s primary contact and sent to their then current postal address or email address.

16.2
Neither party may assign any of its rights or obligations under this GSA or any Agreement without the prior written consent of the other.  Where a party gives the other party such written consent: (a) the assignor shall ensure that the assignee has agreed in writing to be bound by the terms of this GSA and the applicable Agreement(s); and (b) the assignment takes effect from 23:59 on the last day of the relevant calendar month.

16.3	[***]

16.4	Neither this GSA nor any Agreement confers any benefits on any third party unless it expressly states that it does.

16.5	Neither this GSA nor any Agreement will create an agency, partnership or joint venture between the parties.

16.6	Neither party will be liable for failure to perform or delay in performance to the extent caused by circumstances beyond its reasonable control.

16.7	[***]

16.8	Neither party will be treated as having waived any rights by not exercising (or delaying the exercise of) any rights under this GSA or any Agreement.

16.9	If any term (or part of a term) of this GSA or any Agreement is invalid, illegal or unenforceable, the rest of this GSA or that Agreement (as applicable) will continue in force unaffected.

16.10
Subject to clause 13.1(b), this GSA and the Order Forms entered into under it set out all terms agreed between the parties and supersedes all previous or contemporaneous agreements between the parties relating to its subject matter. In entering into this GSA and the related Order Forms neither party has relied on, and neither party will have any right or remedy based on, any statement, representation or warranty (whether made negligently or innocently), except those expressly set out in this Agreement.

16.11	This GSA and any Agreements and any dispute (contractual or non-contractual) concerning this GSA and any Agreement(s) or their subject matter or formation (a “Dispute”) are governed by English law.

16.12
Any Dispute shall be referred to and finally resolved by arbitration under the rules of the LCIA, which rules are deemed to be incorporated by reference into this clause.  The number of arbitrators shall be three. The seat, or legal place, of arbitration shall be London, England.  The language to be used in the arbitration shall be English.

16.13
Clause 16.12 shall be without prejudice to the right of either party to apply to any court of competent jurisdiction for emergency, interim or injunctive relief (together "Interim Relief").  Except where Company has its registered office or principal place of business in Russia or Ukraine, such Interim Relief shall be subject to review and subsequent adjudication by the arbitral tribunal such that any dispute in respect of Interim Relief shall be determined by the arbitral tribunal.

Signed by the parties on the dates shown below.

Google	Company
By: /s/ Ailis Daly for Graham Law (Board Director)	By: /s/ Josef Mandelbaum, Yacov Kaufman
Print Name: /s/ Ailis Daly for Graham Law (Board Director)	Print Name: Josef Mandelbaum, Yacov Kaufman
Title: Director	Title: CEO, CFO
Date: April 23, 2013	Date: April 23, 2013

PORTIONS OF THIS ORDER FORM WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE
SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER
RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Google Ireland Limited Gordon House Barrow Street Dublin 4 Ireland	Google Search and Advertising Services Agreement ORDER FORM

COMPANY: Perion Network, Ltd			GSA Effective Date: 1 May 2013
	commercial contact	legal notices	technical contact
name:	Ronit Blayer	Limor Gershoni-Levy	Daniel Katz
title:	VP of Monetization	General Counsel	Product Manager
address, city, area, postal code, country:	4 Hanechoshet St. Tel Aviv, Israel, 69710	4 Hanechoshet St. Tel Aviv, Israel, 69710	4 Hanechoshet St. Tel Aviv, Israel, 69710
phone:	03-7696224	03-7696121	03-7696243
fax:	036445501	036445502	036445501
email:	ronitb@perion.com	limorg@perion.com	danielk@perion.com
VAT ID number:	512849498	512849498	512849498
Order Form Effective Date: 1 May 2013		Term: from the Order Form Effective Date to 30 April 2015 (inclusive)

SEARCH SERVICES
WEB SEARCH SERVICES (“WS”)	search fees (for all Search Queries transmitted to Google for the purpose of obtaining Search Results)
[***]	[***] [***] [***] [***] [***]

ADSENSE SERVICES
ADSENSE FOR SEARCH (“AFS”)	Percentage (%) of Net AdSense Revenues for AFS payable to Company	AFS Deduction Percentage
[***]	[***]	[***]

Payment Information Details
currency: ☒ US dollars

GSA Order Form Terms and Conditions

“GSA” means the Google Search and Advertising Services Agreement entered into between Google Ireland Limited (“Google”) and Company with the GSA Effective Date stated on the front sheet of this Order Form.

This is an Order Form pursuant to the GSA.  If there is any conflict between this Order Form and the GSA then this Order Form will, except as set out in clause 2.2(b) of the GSA, take precedence in relation to the Services to be supplied under this Order Form.

This Order Form shall commence on the Order Form Effective Date and shall continue for the period of the Term stated on the front sheet of this Order Form, unless terminated earlier in accordance with its terms.

Special Terms and Conditions

1.	Definitions

For the purposes of this Order Form:

“Channel ID” means a unique alphanumeric code provided to and used by Company as specified by Google for purposes of identifying Ad Sets, pages or inventory within the Site(s).

[***]

2.	Blocklist

Google shall use its reasonable endeavours to block Ads containing those URLs as agreed between the parties from time to time.

3.	Additional termination rights

a.	[***]

b.	[***]

i.	; or [***]

ii.	[***]

in each case, as reasonably determined by Google.

4.	Google Brand Features

Company may use the Google Brand Features only on the search.incredimail.com, search.incredibar.com and search.smilebox.com Sites. Such use shall be in accordance with clause 9 of the GSA and Exhibits B and/or D. Google may immediately revoke the licence granted under clause 9.1 of the GSA in the event of a breach by the Company of this Agreement (including the Guidelines, as defined in clause 5(b) below).

5.	Client Applications

a.
Subject to the Company’s compliance with clauses 5(b) to 5(d) below, each client application set forth in the cover page(s) of this Order Form is an Approved Client Application for the purposes of (i) sending Requests to Google in connection with the Search Services which resolve to Results Pages on the Web Search Site(s); and (ii) sending Requests to Google for the purposes of generating Ad Sets to be displayed on the Site(s).

b.	[***]

c.	[***]

6.	Company Suggested Searches using Company Provided Keywords [***]

a.	The definition of “Search Query” in the GSA shall be amended as follows:

[***]

b.	Company Provided Keywords

i.
Subject to the remainder of this clause 6(b), Company may implement on the Site certain text links consisting of suggested keywords which are provided by Company or a third party (subject to Company obtaining Google’s prior written approval of such third party, such approval not to be unreasonably withheld or delayed) and which generate Requests when clicked on by End Users (“Company Provided Keywords”). If Company wishes to use Company Provided Keywords that are provided by a third party it shall send a written request to Google (each a “Third Party Notice”) and Google shall provide Company with a written reply, either approving or rejecting the Third Party Notice, within fifteen days of Google’s receipt of such Third Party Notice. In the event that Google does not send a reply to a Third Party Notice within fifteen days of Google’s receipt of such Third Party Notice then Google shall be deemed to have given its approval to the Third Party Notice but Customer shall still be required to comply with all other provisions of this clause 6(b) (including, but not limited to, clause 6(b)(ix)).

ii.
Company shall ensure that all clicks by End Users on Company Provided Keywords generate Valid Requests: (i) which contain all of the relevant Company Provided Keyword(s) as presented to and clicked by the End User; and (ii) which are transmitted to Google in the manner specified by Google from time to time, without editing, filtering, truncating, appending terms to or otherwise modifying such Requests, either individually or in the aggregate.

iii.
Company may select the Company Provided Keywords using an automated or algorithmic mechanism which shall be subject to Google's approval (such approval not to be unreasonably withheld or delayed). If Company wishes to select Company Provided Keywords using an automated or algorithmic mechanism it shall send a written request to Google (each an “Automated Notice”) and Google shall provide Company with a written reply, either approving or rejecting the Automated Notice, within fifteen days of Google’s receipt of such Automated Notice. In the event that Google does not send a reply to an Automated Notice within fifteen days of Google’s receipt of such Automated Notice then Google shall be deemed to have given its approval to the Automated Notice but Company shall still be required to comply with all other provisions of this clause 6 (including, but not limited to, clause 6(b)(ix)).

iv.	Company shall ensure that that Company Provided Keywords:

1.
are determined by objective measures (rather than commercial criteria) such as search query frequencies and relevancies, and are not selected manually or in such a way as to be commercially biased to favour Search Queries that result in Ads with high cost per click or otherwise;

2.	do not include any Google Brand Features;

3.
do not contain or refer to any pornographic, hate-related or violent content or contain or refer to any other material, products or services that violate or encourage conduct that would violate any criminal laws, any other applicable laws, or any third party rights;

4.
if Company Provided Keywords are related keywords, such keywords are relevant to the Request which generated the Results Page containing Search Results on which such Company Provided Keywords are displayed;

5.	if Company Provided Keywords are popular keywords, then such keywords are derived from previous End User searches and arranged by popularity;

6.	if Company Provided Keywords are suggested keywords, then such keywords are relevant to the current text entered into the Search Box by the End User.

v.	Google may from time to time require that particular words or terms are not used as Company Provided Keywords.

vi.
Google may prohibit the sending of Requests by Company using Company Provided Keywords or may refuse to serve Ads in response to Requests generated via Company Provided Keywords, if Google in its sole discretion determines that such feature or implementation is detrimental to Google and/or Google’s advertiser(s).

vii.
Company will use and assign Client IDs and/or Channel IDs in relation to Company Provided Keywords as instructed by Google at all times, and will provide such information to Google as Google may reasonably request with respect to the use and application of any such Client IDs and/or Channel IDs.

viii.
Company shall ensure that the implementation of such functionality is in accordance with the mock ups in Exhibit C and that Company Provided Keywords are clearly labelled with the designation approved, or notified, by Google to Company from time to time.

ix.
Company may only put its implementation of Company Provided Keywords into live use once Google’s technical and account management personnel are satisfied that Company has properly implemented Company Provided Keywords on the Site in accordance with Google’s technical and branding requirements and otherwise in accordance with the Agreement and Google has approved the Company’s implementation (such approval not to be unreasonably withheld or delayed).

x.
Google will not have any obligations or liability under clause 12 (Indemnities) of the GSA arising from or in connection with any Company Provided Keywords.  Company shall indemnify Google against all liabilities, costs, expenses, losses and damages suffered or incurred by Google or any Google Affiliate as a result of any third party claim in connection with, arising from or related to the use of Company Provided Keywords and/or the implementation of that feature on any Site. In order for the indemnity given in this clause to apply in relation to a particular claim, Google will: (i) notify Company of such claim; and (ii) provide Company with reasonable information, assistance and co-operation in defending the claim; and (iii) give Company full control and sole authority over the defence and settlement of such claim, subject to Google’s approval of any such settlement, which approval will not be unreasonably withheld or delayed. Nothing in the GSA or any Order Form will exclude or limit Company’s liability under this clause 6(b)(x).

c.	[***]

i.	[***]

ii.	[***]

iii.	[***]

1.	[***]

2.	[***]

3.	[***]

iv.	[***]

v.	[***]

vi.	[***]

1.	[***]

2.	[***]

3.	[***]

vii.	[***]

viii.	[***]

ix.	[***]

7.	Search History

a.
Company shall be permitted to implement on the Site text links provided by Company that consist of an End User’s previous Search Queries and which generate Requests when clicked on by End Users (“Search History”) with Google’s prior written approval (including by email), such approval not to be unreasonably withheld or delayed. Google may require Company to provide mock-ups of the Site incorporating Search History before giving such approval.

b.	Subject to clause 7(a), Company shall not make Search History available to an End User unless it:

i.	has provided the End User with sufficient information to allow End User to make an informed choice as to whether or not to enable Search History;

ii.	has obtained the End User’s prior opt-in consent to enable this feature; and

iii.	provides the End-User with the option, at all times, to disable Search History and delete his or her Search History.

c.
Subject to clauses 7(a) and 7(b), Company shall only provide an End User’s Search History to the End User that performed the searches and shall not provide such Search History to any other third party.

d.
Subject to clauses 7(a), 7(b) and 7(c), if Company implements Search History on the Site it shall ensure that no Requests contain any End User personal data.  For the purposes of this clause 4.4 “personal data” means any information relating to an identified or identifiable natural person; an identifiable person is one who can be identified, directly or indirectly, in particular by reference to an identification number or to one or more factors specific to his physical, physiological, mental, economic, cultural or social identity.

e.
Company may only put its implementation of Search History into live use once Google’s technical and account management personnel are satisfied that Company has properly implemented Search History on the Site in accordance with Google’s technical and branding requirements and otherwise in accordance with the Agreement and Google has approved the Company’s implementation (such approval not to be unreasonably withheld or delayed).

f.
Company will use and assign Client IDs and/or Channel IDs in relation to Search History as instructed by Google at all times, and will provide such information to Google as Google may reasonably request with respect to the use and application of any such Client IDs and/or Channel IDs.

g.
Google will not have any obligations or liability under clause 12 (Indemnities) of the GSA arising from or in connection with any Search History.  Company shall indemnify Google against all liabilities, costs, expenses, losses and damages suffered or incurred by Google or any Google Affiliate as a result of any third party claim in connection with, arising from or related to the use of Search History and/or the implementation of that feature on any Site.  In order for the indemnity given in this clause to apply in relation to a particular claim, Google will: (i) notify the Company in writing of such claim, as soon as reasonably practicable following Google’s internal investigation of such claim; (ii) provide Company with reasonable information, assistance and co-operation in defending the claim; and (iii) give Company full control and sole authority over the defence and settlement of such claim, subject to Google’s approval of any such settlement, which approval will not be unreasonably withheld or delayed.  Nothing in the GSA or any Order Form will exclude or limit Company’s liability under this clause 7(g). Company shall be liable for any act or omission by any such third party provider which, if had been committed by Company directly, would constitute a breach of this Agreement by Company.

h.
Company shall ensure that the implementation of such functionality is in accordance with the mock ups in Exhibit E and that Company “Search History” is clearly labeled with the designation approved, or notified, by Google to Company from time to time.

i.
Google may prohibit the sending of Requests by Company using the Search History functionality or may refuse to serve Ads in response to such Requests, if Google in its sole discretion determines that doing so is detrimental to Google and/or Google’s advertiser(s).

8.	Channel IDs

Company shall promptly make such changes to its implementation of Channel IDs as Google may request from time to time.

9.	Company’s implementation of the Services

[***]

Signed by the parties on the dates shown below.

Google	Company
By: /s/ Ailis Daly for Graham Law (Board Director)	By: /s/ Josef Mandelbaum, Yacov Kaufman
Print name: Ailis Daly for Graham Law (Board Director)	Print name: Josef Mandelbaum, Yacov Kaufman
Title: Director	Title: CEO, CFO
Date: April 23, 2013	Date: April 23, 2013

PORTIONS OF THIS ORDER FORM WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE
SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER
RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Exhibit A
[***]

PORTIONS OF THIS ORDER FORM WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE
SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER
RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Exhibit B
[***]

PORTIONS OF THIS ORDER FORM WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE
SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER
RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Exhibit C
[***]

Exhibit C (continued)

[***]

PORTIONS OF THIS ORDER FORM WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE
SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER
RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Exhibit D
[***]

PORTIONS OF THIS ORDER FORM WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE
SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER
RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Exhibit E
[***]

PORTIONS OF THIS ORDER FORM WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE
SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER
RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Exhibit F
[***]

Exhibit F (continued)
[***]

PORTIONS OF THIS ORDER FORM WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE
SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER
RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Schedule 1

[***]

PORTIONS OF THIS ORDER FORM WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE
SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER
RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Schedule 2
[***]

PORTIONS OF THIS ORDER FORM WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE
SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER
RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

APPENDIX A
[***]

PORTIONS OF THIS ORDER FORM WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE
SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER
RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

APPENDIX B[***]

PORTIONS OF THIS ORDER FORM WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE
SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER
RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

APPENDIX C-1
[***]

APPENDIX C-2
[***]